Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:                       767 Third Avenue, 16th Floor
                               New York, NY  10017

Designated Filer:              Michael Feinsod

Issuer and Ticker Symbol:      DCAP Group, Inc. (DCAP)

Date of Earliest Transaction
To Be Reported:                August 15, 2008

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.

Signatures:


INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner

By: /s/ Michael Feinsod
    ---------------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY CAPITAL, LLC

By: /s/ Michael Feinsod
    ---------------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY MANAGEMENT, LLC

By: /s/ Michael Feinsod
    ---------------------------
    Name:  Michael Feinsod
    Title: Managing Member